SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      TAURUS ENTERTAINMENT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)
                                    Colorado
         (State or other jurisdiction of incorporation or organization)
                                   87-0736215
                      (I.R.S. Employer Identification No.)
            19901 Southwest Freeway, Suite 209, Sugar Land, TX 77479
           (Address of principal executive offices, including zip code)


                        2003 STOCK OPTION AND GRANT PLAN
                            (Full title of the plans)
                   Alfred Oglesby, Director, President and CFO
                      Taurus Entertainment Companies, Inc.
               19901 Southwest Freeway, 209, Sugar Land, TX 77479
            (Name, address, including zip code, of agent for service)
                                  281-207-5484
           Telephone number, including area code, of agent for service
                         CALCULATION OF REGISTRATION FEE


                                           Proposed      Proposed
Title of                                   Maximum       Maximum
Securities          Amount     Offering   Aggregate     Amount of
to be               to be     Price Per    Offering    Registration
Registered(2)     Registered    Share       Price          Fee

Common Stock        650,000   $    0.52   $ 338,000    $  27.35 (1)
..001 par value

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of August ___, 2003.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

1. The Company's audited financial statements included in the Company's Current Report on Form 8-K/A dated August 11, 2003.

2. The Company's Current Report on Form 8-K dated June 12, 2003.

3. The description of the Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Colorado law any person whom it may indemnify there under, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.


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Insofar as indemnification for liabilities arising under the Securities Act of
1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Number                   Description
 10.1      2003  Stock  Option  and  Grant  Plan
  5.1      Opinion  of  Axelrod,  Smith  and  Kirshbaum
 23.1      Consent  of  Axelrod,  Smith  and  Kirshbaum
 23.2      Consent  of  Malone  &  Bailey,  PLLC,  CPA


ITEM  9.  UNDERTAKINGS.

     (a)  The  registrant  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the that remain unsold at the end of the offering.

(h) Insofar as indemnification for liabilities arising under the Securities Actof 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the


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Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15_day of August 2003.

                       TAURUS ENTERTAINMENT COMPANIES, INC.

                 By /s/ Alfred Oglesby, Director, President and CFO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                    Title                                  Date

/s/Alfred  Oglesby,  Director,  President  and CFO              August 15, 2003
   --------------------------------------------------------
   Alfred  Oglesby,  CEO,  Principal  Accounting
   Officer  and  Chairman  of  the  Board


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